UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   5/18/2011

CITIZENS FIRST CORPORATION
(Exact name of registrant as specified in its charter)

Kentucky 333-67435 61-0912615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Ashley Street, Bowling Green, Kentucky 42103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (270) 393-0700

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of shareholders of the Company was held on May 18, 2011.  The following directors were elected to three year terms, ending in 2014, with the vote totals as shown:

	Votes for	Votes withheld	Broker Non-votes	Votes abstained

Barry D. Bray	912,129	14,808	891,743	0
Sarah Glenn Grise	894,278	32,659	891,743	0
Chris B. Guthrie	825,880	101,057	891,743	0
Amy Milliken	908,129	18,808	891,743	0

The terms of office of the following directors of the Company continued after the Annual Meeting:

Name	Term Expires In
James R. Hilliard M. Todd Kanipe Kevin Vance	2012 2012 2012
Steve Newberry Jack Sheidler John Taylor Fred Travis	2013 2013 2013 2013

As a participant in the Troubled Asset Relief Program Capital Purchase Program, the Company issued senior preferred shares and a related warrant to the Treasury Department and, as a result, was required at the annual meeting, to permit an advisory (non-binding) shareholder vote on the compensation of the participant’s named executive officers.

The following vote totals were received on the advisory vote on executive compensation:

Votes For	895,430

Votes Against	28,356

Votes Abstained	3,151

Broker Non-votes	891,743

The following vote totals were received on the ratification of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

Votes For	1,813,176

Votes Against	4,492

Votes Abstained	1,012

Broker Non-votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FIRST CORPORATION
(Registrant)
By: /s/ M. Todd Kanipe M. Todd Kanipe
President and Chief Executive Officer

Date: May 23, 2011

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